UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

APPLIED DIGITAL SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-276-0477

1690 SOUTH CONGRESS AVENUE, SUITE 200, DELRAY BEACH, FLORIDA 33445
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 28, 2007, pursuant to the terms of the Agreement and Plan of Reorganization, dated as of August 8, 2007, as amended (the “Merger Agreement”), among Applied Digital Solutions, Inc., a Delaware corporation (“Applied Digital”), Digital Angel Corporation, a Delaware corporation (“Digital Angel”), and Digital Angel Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Applied Digital (the “Acquisition Subsidiary”), the Acquisition Subsidiary merged with and into Digital Angel, with Digital Angel surviving and becoming a wholly-owned subsidiary of Applied Digital (the “Merger”). Digital Angel was a majority-owned subsidiary of Applied Digital prior to the Merger.

Pursuant to the Merger Agreement, each share of common stock of Digital Angel issued and outstanding immediately prior to the effective time of the Merger, other than shares held by Applied Digital or its affiliates, was canceled and converted into the right to receive 1.4 shares of Applied Digital common stock (the “Merger Consideration”). In the aggregate, Applied Digital will issue approximately 29,861,466 shares of its common stock in connection with the Merger.

In addition, pursuant to the Merger Agreement, each of the then-outstanding stock options or warrants to purchase shares of Digital Angel common stock were converted into an option or warrant, as applicable, to purchase that number of whole shares of Applied Digital common stock determined by multiplying the number of shares of Digital Angel common stock subject to such Digital Angel stock option or warrant by 1.4 shares, at an exercise price per share of Applied Digital common stock equal to the exercise price per share of such Digital Angel stock option or warrant immediately prior to the effective time of the Merger divided by 1.4, rounded up to the nearest whole cent. All unvested Digital Angel stock options automatically vested upon consummation of the Merger.

The issuance of Applied Digital common stock to the Digital Angel stockholders in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-145970), initially filed by Applied Digital with the Securities and Exchange Commission (“SEC”) on September 10, 2007, as amended, and declared effective on October 5, 2007 (the “Registration Statement”). Applied Digital’s Registration Statement, including the information in the joint proxy statement/prospectus included therein, contains additional information about the Merger and the related transactions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, as subsequently amended, which filings are each incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Digital Angel notified the American Stock Exchange (“AMEX”) on December 28, 2007, that the Merger had been completed and that as a result of the Merger, each share of Digital Angel common stock issued and outstanding immediately prior to the effective time of the Merger, other than shares held by Applied Digital or its affiliates, was canceled and converted into the right to receive the Merger Consideration, as set forth in Item 2.01 hereof which is incorporated by reference herein. On December 31, 2007, at Digital Angel’s request, the AMEX filed a Form 25 with the SEC to strike Digital Angel’s common stock from listing and registration thereon. In addition, Digital Angel intends to file with the SEC a Form 15 to deregister the shares of Digital Angel common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and to suspend the reporting of Digital Angel’s obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

Effective December 31, 2007, in connection with the Merger, Michael E. Krawitz was terminated as Applied Digital’s President and Chief Executive Officer, and as a result, was entitled to severance in an amount equal to $1,730,000 under the terms of an Employment and Non-Compete Agreement, dated December 6, 2006, between Mr. Krawitz and Applied Digital. Pursuant to the terms of the agreement, on December 28, 2007, Applied Digital established a Rabbi Trust and deposited $1,730,000 worth of Applied Digital common stock, or 3,405,512 shares, into the Rabbi Trust. On July 2, 2008, $1,480,000 worth of shares, less withholding taxes, will be released from the Rabbi Trust and issued to Mr. Krawitz and on January 2, 2009, $250,000 worth of shares, less withholding taxes, will be released from the Rabbi Trust and issued to Mr. Krawitz. The shares to be issued to Mr. Krawitz are price protected through the later of: (i) the date on which a registration statement providing for the resale of the shares becomes effective, or the date on which the shares should otherwise become eligible for trading without restriction pursuant to an exemption from registration, or (ii) the date the shares are delivered to Mr. Krawitz from the Rabbi Trust. The shares will be issued to Mr. Krawitz without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of Digital Angel common stock issued and outstanding prior to the effective time of the Merger, other than shares held by Applied Digital or its affiliates, was canceled and converted into the right to receive the Merger Consideration. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 for additional information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Applied Digital Solutions, Inc.

On December 28, 2007, in connection with the Merger, Michael E. Krawitz and J. Michael Norris resigned from their positions as members of the Board of Directors (“Board”) of Applied Digital, and effective December 31, 2007, Mr. Krawitz ceased being the President and Chief Executive Officer of Applied Digital.

On January 3, 2008, pursuant to the terms of the Merger Agreement, the Applied Digital Board approved the appointment of John R. Block, Barry M. Edelstein, and Michael S. Zarriello, former members of the Digital Angel Board, to serve on the Applied Digital Board effective immediately after the effective time of the Merger on December 28, 2007. As a result of the Merger and the appointment of new directors to the Applied Digital Board, on January 3, 2008, the Applied Digital Board reviewed and revised Applied Digital’s committee structure and composition. The new committees of the Applied Digital Board and its members are as follows:

•	Audit and Governance Committee – Mr. Zarriello (Chair and audit committee financial expert), Dennis G. Rawan and Daniel E. Penni

•	Compensation Committee – Constance K. Weaver (Chair), Messrs. Zarriello and Block

•	Nominating Committee – Messrs. Block (Chair), Rawan and Penni

On January 4, 2008, the Compensation Committee of the Applied Digital Board determined that the annual compensation for outside directors shall be as follows: (i) $8,000 per quarter for board service, (ii) an additional $4,000 and $2,000 per quarter for service as the Audit and Governance Committee Chair or the Compensation Committee Chair, respectively, (iii) an additional $2,000 and $1,000 per quarter for service as a member of the Audit and Governance Committee or the Compensation Committee, respectively, and (iv) $19,500 per quarter for service as the Chairman of the Applied Digital Board.

In addition, on January 3, 2008, the Applied Digital Board selected and approved Joseph J. Grillo to be Chief Executive Officer, President and director of Applied Digital, effective as of January 2, 2008. Mr. Grillo will not serve on any committees of the Applied Digital Board. In connection with Mr. Grillo’s appointment, he and Applied Digital entered into an Employment Agreement, effective as of January 1, 2008 (the “Employment Agreement”), which provides that Mr. Grillo will receive a base salary of $375,000 and is eligible to receive an annual bonus, subject to approval of the Applied Digital Board, ranging from 0% to 200% of base salary. Mr. Grillo’s bonus will be determined upon his performance in the following areas with related metrics and goals to be approved by the Applied Digital Board at the beginning of each performance year: company and divisional revenues, net income, cash generation, board discretion, investment analyst coverage, price per share, strategic deals/partnerships that enhance stockholder value and such other metrics and goals that the Applied Digital Board may establish. In addition, Mr. Grillo was given a stock option to purchase 550,000 shares of Applied Digital common stock, which vests ratably over the next five years, at a price per share equal to the closing price of a share of Applied Digital common stock on January 3, 2008, the date of grant. The Employment Agreement also provides that, if Applied Digital terminates Mr. Grillo’s employment without cause or Mr. Grillo terminates his employment for good reason or due to a change in control before January 1, 2009, Mr. Grillo will receive six months of base salary, and if after January 1, 2009, Mr. Grillo will receive a payment equal to the sum of one and a half times his base salary plus one and a half times his target bonus.

A copy of the Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Mr. Grillo, age 50, an RFID industry veteran, was selected to be Applied Digital’s Chief Executive Officer, President and director effective January 2, 2008. From December 2003 until joining Applied Digital, Mr. Grillo served as the President and Chief Executive Officer of the Global Technologies Division of Assa Abloy, AB, a publicly held global manufacturer in the security and lock industry (“Assa Abloy”). From January of 2002 until December of 2003, Mr. Grillo served as the President and Chief Executive Officer of the Identification Technology Group Division of Assa Abloy, where he formed and was responsible for the sales growth of the Identification Technology business unit. He earned a Bachelor of Science in Finance from the University of Connecticut, School of Business.

Digital Angel Corporation

Effective upon completion of the Merger on December 28, 2007, Howard S. Weintraub, a director of Digital Angel, and Scott R. Silverman, the Chairman of the Digital Angel Board, resigned from the Digital Angel Board. Effective January 3, 2008, the remaining Digital Angel directors, Barry M. Edelstein, John R. Block and Michael S. Zarriello, resigned from the Digital Angel Board. On January 3, 2008, Mr. Grillo, the Chief Executive Officer and President of Applied Digital, and Lorraine M. Breece, the Senior Vice President and Acting Chief Financial Officer of Applied Digital, were appointed to the Digital Angel Board and constitute the entire board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, Digital Angel’s Amended and Restated Certificate of Incorporation and Bylaws were amended and restated, effective January 4, 2008, so that they read the same as the Certificate of Incorporation and Bylaws of Acquisition Subsidiary as in effect immediately prior to the effective time of the Merger, except that Article First of the Second Amended and Restated Certificate of Incorporation reads as follows: “The name of the corporation is Digital Angel Corporation” and the original Article Fifth and Tenth were deleted regarding the incorporator.

Item 8.01 Other Events.

On January 2, 2008, Applied Digital and Digital Angel issued a joint press release announcing that they had completed the Merger. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statement of businesses acquired.

Historical financial statements for Digital Angel and an accountant’s report are set forth in the Registration Statement and are incorporated herein by reference.

(c) Pro forma financial information.

Pro forma financial statements for Applied Digital are set forth in the Registration Statement and are incorporated herein by reference.

(d) Exhibits.

10.1	Employment Agreement, dated January 1, 2008, between Applied Digital Solutions, Inc. and Joseph J. Grillo.

99.1	Joint Press Release of Applied Digital Solutions, Inc. and Digital Angel Corporation, dated January 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
Date: January 4, 2008	By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Senior Vice President and Acting Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement, dated January 1, 2008, between Applied Digital Solutions, Inc. and Joseph J. Grillo.

99.1	Joint Press Release of Applied Digital Solutions, Inc. and Digital Angel Corporation, dated January 2, 2008.